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EXHIBIT 10.16 - LETTER AGREEMENT DATED SEPTEMBER 26, 2001 BETWEEN THE
REGISTRANT AND LAURUS MASTER FUND, LTD


CONNECTING THE FUTURE WITH THE PRESENT

Via facsimile (212) 541-4434 & e-mail

September 26, 2001

Mr. David Grin
Mr. Pat Regan
Laurus Master Fund, Ltd.
135 West 50th Street
Suite 1700
New York, N.Y. 10020

                        Re: Extension Request of Maturity Date of Note Until November 1, 2001

Dear David & Pat:

We are making final preparations for filing of an amended SB-2/A pursuant to the SEC's comments of August 24, 2001. In light of the delays in business operations caused by the tragic events of September 11, 2001 and in order to allow sufficient time for the SB-2/A to become effective, we would like your agreement to extend the maturity and interest due dates of the current convertible note in the principal amount of $300,000 plus interest with Laurus Master Fund, Ltd. to November 1, 2001.

If you are agreeable to this extension please fax an executed copy of this letter agreement to us at (661) 295-5981. Otherwise please contact me to discuss this issue further.

                                Sincerely,


                                /s/ Robert A. Spigno
                                Robert A. Spigno
                                CEO

Read and Agreed to by:



__/s/__(Unintelligible)________________                             Date:9-26-01
Laurus Master Fund, Ltd.